Exhibit 10.1


                                                               As of May 1, 2004

To: Isaac Perlmutter
Marvel Enterprises, Inc.
10 East 40th Street
New York, NY  10016

Dear Ike:

Reference is made to the Employment Agreement between Marvel Enterprises, Inc. ("Marvel") and you ("Executive") dated as of November 30, 2001 (the "Employment Agreement"). All terms defined in the Employment Agreement shall have the same meaning as set forth therein.

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marvel and Executive hereby agree that the Employment Agreement is amended effective May 1, 2004 in the following respect:

    1. The Term is hereby amended by extending the expiration date from November 30, 2007 until November 30, 2009.

Except as otherwise expressly hereinabove provided, the terms and conditions of the Employment Agreement shall remain in full force and effect.

If the foregoing accurately reflects your understanding of our agreement, please indicate by signing in the appropriate place below.

Very truly yours,

/s/ Allen S. Lipson




Accepted and Agreed

/s/ Isaac Perlmutter
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Isaac Perlmutter